Exhibit 10.3

SECOND MODIFICATION AGREEMENT, dated this 10th day of June, 1965, and effective as of the 1st day of July, 1965, by and between 250 WEST 57TH ST. ASSOCIATES, a joint venture, having its office at 60 East 42nd Street, New York, New York (herein called “Landlord”) and FISK BUILDING ASSOCIATES, a partnership, having its office at 60 East 42nd Street, New York, New York (herein called “Tenant”).

W I T N E S S E T H :

WHEREAS, on September 30, 1953 a lease covering the entire premises known as the Fisk Building, located at 250 West 57th Street, New York, New York, was made between Landlord and Tenant’s predecessor, a partnership also known as Fisk Building Associates, which lease was assigned on May 1, 1954 by said predecessor to Tenant; and

WHEREAS, on June 12, 1961, said lease was modified by Modification Agreement between Landlord and Tenant; and

WHEREAS, a modernization program is required to maintain the competitive position of the Fisk Building; and

WHEREAS, Landlord and Tenant are each willing to make funds available for such program and Tenant is willing to apply the funds of Landlord, as agent for Landlord, toward the cost of such program.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. The Tenant shall spend at least Forty Thousand ($40,000) Dollars a year for the next four years toward the cost of the modernization program described below.

2. The Landlord shall spend Seventy-two Thousand ($72,000) Dollars a year for the next four years toward to cost of the modernization program described below.

3. All work done by the Tenant with the monies of the Landlord shall be done as agent for the Landlord and for the account of the Landlord, and when completed shall become the property of the Landlord.

4. The modernization program shall involve a total expenditure of at least Four Hundred Forty-eight Thousand ($448,000) Dollars and shall consist of the following:

(i) Modernization of public corridors, including installation of recessed fluorescent lighting fixtures, acoustical hung ceilings and asphalt title flooring, removal of windows for borrowed lights from the halls and replacement of fire tower doors, elevator hall lanterns and high rise freight elevator doors.

(ii) Modernization and rehabilitation of electrical system, including the installation of necessary equipment to increase the electrical capacity of the building, the balancing of existing lines and the installation of circuit breaker panel boards and new switchboards.

(iii) Modernization of washrooms, including new floor tiling, epoxy paint on walls and new flushometers.

(iv) Modernization of the Eighth Avenue Entrance.

(v) Further extension of the air-conditioning system into tenants’ spaces.

(vi) If the actual cost of the work outlined above is less than $448,000, the Tenant will do additional work to reach the total expenditure of $448,000. The additional work may include modernization of tenants’ spaces by installation of fluorescent lighting, acoustical ceilings and new flooring.

5. The lease as modified by the Modification Agreement of June 12, 1961 and as herein further modified shall remain in full force and effect.

6. This agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

250 WEST 57TH ST. ASSOCIATES

By	/s/ Lawrence A. Wien
Lawrence A. Wien, Joint Venturer

By	/s/ Henry W. Klein
Henry W. Klein, Joint Venturer

By	/s/ Alvin S. Lane
Alvin S. Lane, Joint Venturer

By	/s/ Alvin Silverman
Alvin Silverman, Joint Venturer

By	/s/ Fred Linden
Fred Linden, Joint Venturer

FISK BUILDING ASSOCIATES

By:	/s/ Harry B. Helmsley
Harry B. Helmsley, Partner

STATE OF NEW YORK	)
ss:
COUNTY OF NEW YORK	)

On this 10th day of June, 1965, before me personally came LAWRENCE A. WIEN, HENRY W. KLEIN, ALVIN S. LANE, ALVIN SILVERMAN and FRED LINDEN, to me known and known to me to be the individual described in and who executed the foregoing instrument and acknowledged to me that they executed the same.

/s/ Laura Bernstein
Notary Public

STATE OF NEW YORK	)
ss:
COUNTY OF NEW YORK	)

On this 10th day of June, 1965, before me personally came HARRY B. HELMSLEY, to me known and known to me to be the individual described in and who executed the foregoing instrument and acknowledged to me that they executed the same.

/s/ Laura Bernstein
Notary Public